Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-255574) pertaining to the Terms and Conditions Governing Director Stock Options 2021/2026 in Spotify Technology S.A. and the Terms and Conditions Governing Director Restricted Stock Units 2021/2026 in Spotify Technology S.A.,

(2)Registration Statement (Form S-8 No. 333-252806) pertaining to the Terms and Conditions Governing Employee Stock Options 2021/2026 in Spotify Technology S.A., Terms and Conditions Governing Employee Restricted Stock Units 2021/2026 in Spotify Technology S.A., Terms and Conditions Governing Consultant Stock Options 2021/2026 in Spotify Technology S.A., and the Terms and Conditions Governing Consultant Restricted Stock Units 2021/2026 in Spotify Technology S.A.,

(3)Registration Statement (Form S-8 No. 333-237908) pertaining to the Terms and Conditions Governing Director Stock Options 2020/2025 in Spotify Technology S.A., and Terms and Conditions Governing Director Restricted Stock Units 2020/2025 in Spotify Technology S.A.,

(4)Registration Statement (Form S-8 No. 333-235746) pertaining to the Terms and Conditions Governing Employee Stock Options 2020/2025 in Spotify Technology S.A., Terms and Conditions Governing Employee Restricted Stock Units 2020/2025 in Spotify Technology S.A., Terms and Conditions Governing Stock Options for Consultants 2020/2025 in Spotify Technology S.A., and Terms and Conditions Governing Restricted Stock Units for Consultants 2020/2025 in Spotify Technology S.A.,

(5)Registration Statement (Form S-8 No. 333-231102) pertaining to the Terms and Conditions Governing Director Stock Options 2019/2023 in Spotify Technology S.A. and Terms and Conditions Governing Director Restricted Stock Units 2019/2023 in Spotify Technology S.A.,

(6)Registration Statement (Form S-8 No. 333-229623) pertaining to the Terms and Conditions Governing Employee Stock Options 2019/2024 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2019/2024 Interim in Spotify Technology S.A., and Terms and Conditions Governing Restricted Stock Units 2019/2024 in Spotify Technology S.A., and

(7)Registration Statement (Form S-8 No. 333-223908) pertaining to the Terms and Conditions Governing Employee Stock Options 2014/2019 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2015/2020 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2016/2021 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2017/2022 in Spotify Technology S.A., Terms and Conditions Governing Employee Stock Options 2018/2023 in Spotify Technology S.A., Terms and Conditions Governing Restricted Stock Units 2018/2023 in Spotify Technology S.A., Terms and Conditions Governing Director Restricted Stock Units 2018/2022 in Spotify Technology S.A., and The Echo Nest Corporation 2007 Stock Option and Grant Plan;

of our reports dated February 3, 2022, with respect to the consolidated financial statements of Spotify Technology S.A. and the effectiveness of internal control over financial reporting of Spotify Technology S.A. included in this Annual Report (Form 20-F) of Spotify Technology S.A. for the year ended December 31, 2021.

/s/ Ernst & Young AB

Stockholm, Sweden
February 3, 2022